Exhibit 10.3

Suneet Singal

c/o First Capital Real Estate Trust Incorporated

60 Broad Street, 34th Floor

New York NY 10004

December 22, 2017

Opportunity Fund I-SS LLC

c/o OP Fund I Manager, LLC

2481 Sunrise Blvd, Suite 200

Gold River, CA 95670

Attention: Kristen E. Pigman

FC Global Realty Incorporated

410 Park Ave

New York, NY 10022

Attention: Suneet Singal

Re: Securities Purchase Agreement, dated December 22, 2017 (the “Securities Purchase Agreement”), among FC Global Realty Incorporated, formerly PhotoMedex, Inc. (the “Company”) and Opportunity Fund I-SS LLC (the “Fund”).

Dear Ms. Pigman,

The Company and the Fund have entered into the Securities Purchase Agreement pursuant to which the Fund will invest certain funds in the Company in exchange for shares of the Series B Preferred Stock, par value $.01 per share, of the Company. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

As a condition to the willingness of the Fund to enter into the Securities Purchase Agreement and as an inducement and in consideration therefor, the undersigned, Suneet Singal, personally, and each of his affiliates that owns any securities of the Company or has the right to receive any securities of the Company are entering into this letter agreement (this “Agreement”).

Accordingly, Suneet Singal and all entities related to or affiliated with him (collectively, the “Singal Parties”) that are executing this Agreement hereby agree as follows:

1.            Restrictions on Transfer. None of the Singal Parties shall, directly or indirectly, prior to the termination of this Agreement without the prior written consent of the Fund: (a) transfer, assign, sell, lend, sell short, gift-over, pledge, encumber, hypothecate, exchange or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution), or offer or solicit to do any of the foregoing, of any or all of the equity securities and/or any debt or similar securities that are convertible into equity securities of the Company held by it, including any additional equity securities and/or any debt or similar securities that are convertible into equity securities of the Company which any Singal Party may subsequently acquire, including all additional equity securities which may be issued to any Singal Party upon the exercise of any options, warrants or other securities convertible into or exchangeable for securities of the Company (all such securities of such Holder, “Subject Securities”) or any right or interest therein, or consent to any of the foregoing (any such action, a “Transfer”), (b) enter or offer to enter into any derivative arrangement with respect to any or all of the Subject Securities or any right or interest therein, in either case that would reasonably be expected to prevent or delay such Holder’s compliance with its obligations hereunder; or (c) enter of offer to enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer.

2.             Exclusions.  Notwithstanding the foregoing, the restrictions set forth herein shall not apply to:

(a)                Any Transfer to an Affiliate of a Singal Party if such Transfer is not for value; provided, however, that it shall be a condition to the Transfer that (i) the transferee executes and delivers to the Fund, not later than one business day prior to such Transfer, a written agreement that is reasonably satisfactory in form and substance to the Fund to be bound by all of the terms of this Agreement, and (ii) if the Singal Party is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended, reporting a reduction in beneficial ownership of the Subject Securities or any securities convertible into or exercisable or exchangeable for the Subject Securities, the Singal Party shall include a statement in such report to the effect that such Transfer is being made to a shareholder, partner or member of, or owner of a similar equity interest in, the Holder and is not a Transfer for value. For purposes hereof, “Affiliate” shall mean, with respect to any entity, any other person or entity directly or indirectly controlling, controlled by or under common control with such entity. For purposes hereof, “control” (including the terms “controlled by” and “under common control with”), as used with respect to any entity or person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies;

(b)               A Transfer of Subject Securities by First Capital Real Estate Operating Partnership, L.P. to First Capital Real Estate Trust Incorporated and by First Capital Real Estate Trust Incorporated to its shareholders it being understood that the Transfer restrictions provided for in this Agreement shall no longer apply to the Subject Securities once held by the shareholders of First Capital Real Estate Trust Incorporated;

(c)                For a period of six (6) months commencing on the date of Fund’s dissolution, Transfers during any 90-day period that do not exceed 1% of the outstanding shares of common stock during such period; and

(d)               Any pledge of an interest in the Subject Securities that is in favor of the Fund or any Affiliate of the Fund or any Transfer to the Fund, its Affiliate or the Fund or its Affiliate’s designee resulting from the foreclosure by the Fund or its Affiliate on the Subject Securities covered by such pledge.

3.             New Subject Securities. The Company agrees that as a condition to issuing any Subject Securities to any Singal Party that is not a party to this Agreement, it shall cause such Singal Party to sign a joinder pursuant to which such Singal Party shall become bound by the terms, conditions and restrictions set forth in this Agreement as if it were an original signatory hereto.

4.             Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate 180 days following the dissolution of the Fund, but no later than December 31, 2018.

5.             Miscellaneous. Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. Each of the parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Each party acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each party agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the day and year first above written.

FUND:

OPPORTUNITY FUND I-SS, LLC

BY: OP FUND I MANAGER, LLC

By:	/s/ Kristen Pigman
Name: Kristen Pigman
Title: Director

COMPANY:

FC GLOBAL REALTY INCORPORATED

By:	/s/ Stephen Johnson
Name: Stephen Johnson
Title: Chief Financial Officer

SINGAL PARTIES:

/s/ Suneet Singal
SUNEET SINGAL

FIRST CAPITAL REAL ESTATE TRUST INCORPORATED

By:	/s/ Suneet Singal
Name: Suneet Singal
Title: Chief Executive Officer

FIRST CAPITAL REAL ESTATE OPERATING PARTNERSHIP, LP

By: First Capital Real Estate Trust Incorporated, its
general partner

By:	/s/ Suneet Singal
Name: Suneet Singal
Title: Chief Executive Officer

FIRST CAPITAL REAL ESTATE INVESTMENTS LLC

By:	/s/ Suneet Singal
Name: Suneet Singal
Title: Managing Member